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                               EXHIBIT NO. 10.7

              Lease Agreement dated July 21, 1997 by and between
                the Registrant and 500 Northridge Pointe, Inc.
              --------------------------------------------------
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                                 CONFIDENTIAL

                        OFFICE BUILDING LEASE AGREEMENT

                                  THE POINTE
                                 BUILDING 500



                                   LANDLORD:

                          500 NORTHRIDGE POINTE, INC.


                                    TENANT:

                     ACCORD VIDEO TELECOMMUNICATIONS, INC.
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                            TABLE OF CONTENTS
Section/Description                                                   Page
-------------------                                                   ----

 1.0  Definitions and Basic Provisions................................  1
 2.0  Lease Grant.....................................................  2
 3.0  Rent............................................................  3
 4.0  Consumer Price Index Increases: Operating Costs Escalations.....  4
 5.0  Landlord's Obligations..........................................  6
 6.0  Tenant Improvements.............................................  7
 7.0  Permitted Use...................................................  9
 8.0  Tenant's Repairs and Alterations................................ 10
 9.0  Subletting and Assigning........................................ 10
10.0  Indemnity....................................................... 12
11.0  Subordination and Mortgagee's Right to Cure Landlord's
      Defaults........................................................ 13
12.0  Rules and Regulations........................................... 13
13.0  Inspection...................................................... 13
14.0  Condemnation.................................................... 14
15.0  Fire or Other Casualty.......................................... 14
16.0  Holding Over.................................................... 14
17.0  Taxes on Tenant's Property...................................... 14
18.0  Events of Default............................................... 15
19.0  Remedies........................................................ 15
20.0  Attorneys' Fees................................................. 16
21.0  Security Interest............................................... 16
22.0  Mechanic's Lien................................................. 17
23.0  Waiver of Subrogation........................................... 17
24.0  Tenant's Insurance.............................................. 18
25.0  Brokerage....................................................... 18
26.0  Change of Building Name......................................... 19
27.0  Estoppel Certificates........................................... 19
28.0  Notices......................................................... 19
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

29.0  Force Majeure................................................... 19
30.0  Severability.................................................... 19
31.0  Counterpart Signatures; Amendments; Binding Effect.............. 19
32.0  Quiet Enjoyment................................................. 20
33.0  Gender.......................................................... 20
34.0  Joint and Several Liability..................................... 20
35.0  Captions........................................................ 20
36.0  Exhibits and Attachments........................................ 20
37.0  No Joint Venture................................................ 20
38.0  Time of the Essence............................................. 20
39.0  Evidence of Authority........................................... 20
40.0  Governing Law................................................... 20
41.0  Entire Agreement................................................ 20
42.0  Exculpation..................................................... 20
43.0  Covenants are Independent....................................... 21
44.0  Usufruct........................................................ 21
45.0  Right to Relocate............................................... 21
46.0  Hazardous Materials............................................. 21
47.0  Letter of Credit................................................ 22
48.0  Special Provisions.............................................. 23
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                                 500 NORTHRIDGE

                        OFFICE BUILDING LEASE AGREEMENT

    This Lease Agreement ("Lease") is entered into as of the ___ day of July, 1997, by and between 500 Northridge Pointe, Inc. ("Landlord") and Accord Video
Telecommunications, Inc., a _____________ corporation ("Tenant").


                             W I T N E S S E T H:

1.0  Definitions and Basic Provisions. Certain definitions and basic provisions
(the "Basic Lease Information") of this Lease are:

     1.1 Base Rent: $130,789.45 per annum, payable in monthly installments of $10,899.12.

     1.2  Base Year: 1997.

     1.3  Building: The office building located at 500 Northridge Road, Atlanta,
Georgia 30350, commonly known as Building 500, at The Pointe, which is located on the land more particularly described on Exhibit "A" attached hereto and made a part hereof.

     1.4  Commencement Date: The earlier of (a) the date on which Substantial
Completion of the Tenant's Work occurs or is deemed to occur (as described in Section 6 below), and Landlord tenders possession of the Premises to Tenant, or
(b) the date on which Tenant occupies the Premises for the conduct of business.

     1.5  Landlord: 500 Northridge Pointe, Inc., a Georgia corporation.

     1.6  Landlord's Address: LaSalle Partners Management Limited
                              200 E. Randolph
                              Chicago, IL 60601
          Contact:            500 Northridge Pointe, Inc. Portfolio Manager
                              Telephone: (312) 782-5800

          Copy to:            LaSalle Partners Management Limited
                              500 Northridge Road / Suite 110
                              Atlanta, GA 30350-3352
                              Attn: General Manager
                              Telephone: (770) 641-3500

     1.7 Lease Term: This Lease shall commence on the date of its execution and delivery by both Landlord and Tenant, but, except for the obligations of the parties under Section 6 of this Lease, the term of this Lease shall commence on the Commencement Date and shall continue for sixty (60) months until the last day of the 60th full calendar month following the calendar month in which the Commencement Date occurs. The parties hereby acknowledge and agree that the target Commencement Date is September 15, 1997.

     1.8 Lease Year: The period of twelve (12) calendar months or less commencing with the Commencement Date and ending at midnight on the following
December 31, each successive period of twelve (12) calendar months thereafter during the Lease Term, and the final period of twelve (12) calendar months or less commencing on January 1 of the calendar year in which the Lease Term expires. During any Lease Year within the Lease Term that is less than twelve
(12) full months, any amount to be paid with respect to such period shall be prorated, based on the actual number of months and the actual number of days of any partial month assuming each month to have thirty (30) days.

     1.9  Permitted Use:   General office purposes.

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     1.10 Premises: The office space containing approximately 6,427 rentable square feet of space, known as Suite No. 200, which is located in the Building, a floor plan of which is depicted on Exhibit "A-1" attached hereto and made a part hereof.

     1.11 Project: The Building, together with the land on which it is situated, which is more particularly described in Exhibit "A" hereto.

     1.12 Security Deposit: $10,899.12.

     1.13 Substantial Completion: The terms "Substantial Completion" or
"Substantially Complete" shall have the meaning ascribed in Section 6.6 hereof.

     1.14 Tenant: Accord Video Telecommunications, Inc.

     1.15 Tenant's Address: 500 Northridge Rd. / Suite 200
                            Atlanta, GA 30350
                            Contact:  Mr. Jules DeVigne
                            Telephone:

     1.16 Tenant's Allowance: $6.00, multiplied by the number of rentable square feet contained within the Premises or $38,562.00 in the aggregate, which Landlord agrees to contribute to the cost of Tenant's Work.

     1.17 Tenant's Designated Representative: Jules DeVigne, who shall be
Tenant's authorized and designated representative for purposes of dealing with Landlord as to all matter affecting Tenant's Work and the final plans and specifications therefor.

     1.18 Tenant's Share: The percentage that expresses the ratio between the number of rentable square feet comprising the Premises (6,427), and the number of rentable square feet of the Building (156,281), which, for the purposes of the Lease, shall be 4.11%.

     1.19 Tenant's Work: All of the tenant improvements to be constructed or installed in or about the Premises, as shown on the Construction Documents more particularly described in Section 6.1 hereof, and which Construction Documents
Landlord and Tenant each shall use their diligent, good faith efforts to approve by July 30, 1997.

2.0  Lease Grant.

     2.1 In consideration of rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Lease Term, unless sooner terminated as herein provided. No easement for light, air or view is granted, given or implied herein.

     2.2 If this Lease is executed before the Premises become vacant, or otherwise available and ready for occupancy, or if any present tenant or occupant of the Premises holds over, as a result of which Landlord cannot acquire possession of the Premises sufficiently in advance of the target
Commencement Date to allow for completion of the Tenant's Work, or if for any other reason the Premises have not been Substantially Completed by the target
Commencement Date, Landlord shall not be deemed to be in default hereunder or have any liability to Tenant for any resulting loss, damage or inconvenience;
nor shall this Lease be void or voidable. Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, and on such date Tenant shall be deemed to have accepted the same as suitable for the purposes herein intended and to have acknowledged that the same comply fully with Landlord's obligations. Tenant agrees to give Landlord a document confirming the Commencement Date and certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord's obligations hereunder. Such document shall be in the form attached hereto as Exhibit "B", by this reference incorporated herein. The failure of Landlord to request the execution of such agreement, or Tenant's failure to execute such agreement, shall not affect the determination of the Commencement
Date.

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3.0  Rent.

     3.1 Tenant agrees to pay to Landlord in advance on or before the first day of each month the Base Rent, subject to adjustment as hereinafter provided, without demand, deduction or set off, for each month of the entire Lease Term.
One such monthly installment ("Installment") together with the Security Deposit shall be due and payable by Tenant to Landlord in accordance with paragraph 3.3 hereof, and a like monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement
Date during the Lease Term. Base Rent for any period of less than a full month shall be prorated, based on one-thirtieth (1/30) of the current monthly Base
Rent for each day of the partial month this Lease is in effect.

     3.2 If any installment of the Base Rent, or any other sums which become owing by Tenant to Landlord under the provisions hereof, is not received within five (5) days after the due date thereof, without in any way implying Landlord's consent to such late payment, Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of the Base Rent or such other sum owed, a late payment charge equal to ten percent (10%) of the installment of the Base
Rent or such other sums owed, it being understood that said late payment charge shall constitute liquidated damages and shall be for the purpose of reimbursing
Landlord for additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late installment payments of the Base Rent and such other sums which become owing by Tenant to Landlord hereunder. Landlord and Tenant expressly covenant and agree that in the event of any such late payment by Tenant, the damages so resulting to Landlord will be difficult to ascertain precisely, and that the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages and does not constitute interest. Notwithstanding the foregoing, the foregoing late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant pursuant to the provisions of this Lease.

     3.3 Tenant shall pay the Security Deposit and the Installment as soon as practicable, but in no event later than August 1, 1997; a failure to pay the Security Deposit and the Installment on or before August 1, 1997 shall constitute an event of material default hereunder. Furthermore, notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to enter into any contracts with any contractor to perform the Tenant Work unless and until Landlord has received the Security Deposit and the Installment, and any delays caused to the Tenant Work by such non-receipt of the Security Deposit and the Installment shall be Tenant Delay. The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rent or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may (but shall not be obligated to), from time to time, without prejudice to any other remedy, apply the Security Deposit to any arrearage of Rent or to any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within thirty (30) days after the expiration of this Lease. If Landlord transfers its interest in the Premises during the Lease
Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

     3.4 All sums other than Base Rent payable by Tenant to Landlord under any provision of this Lease, including without limitation the amounts due by Tenant pursuant to Article 4 below, shall continue "Additional Rent." Base Rent and Additional Rent are herein referred to collectively as "Rent". All Rent due hereunder shall bear interest from the due date until paid in full at a rate equal to the lesser of: (a) the prime interest rate in effect from day to day at NationsBank of Georgia, plus three (3) percentage points; or (b) the maximum legal rate allowed by law (the "Default Rate"). If more than the maximum legal rate of interest should ever be collected with regard to any sum due hereunder, said excess amount shall be credited against future payments of Rent thereafter first accruing hereunder. If no such further Rent accrues hereunder, said excess sums shall be promptly refunded by Landlord to Tenant upon written demand by Tenant.

     3.5 No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement

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or any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or to pursue any other remedy in this Lease or otherwise provided by law or equity.

4.0  Consumer Price Index Increases; Operating Costs Escalations.

     4.1 The Base Rent payable under Section 3.1 hereof is based upon the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers for
Atlanta, Georgia, U.S. Cities Average All Items (1982-1984 = 100) ("Consumer
Price Index") published by the Bureau of Labor Statistics, United States
Department of Labor. On the first January 1 occurring after the Commencement
Date, and on each January 1 thereafter during the Lease Term, the Base Rent shall be increased by fifty percent (50%) of the percentage increase in the Consumer Price Index over the Base Year. The increase in Base Rent shall be determined as follows: (i) multiply the Base Rent for the calendar year immediately preceding the January 1 in question (annualized if it was a partial year) by a fraction, the numerator of which is the Consumer Price Index for the month of December immediately prior to the January in question, and the denominator of which is the Consumer Price Index for the month of December one year and one month prior to the January in question; (ii) subtract from the resulting product the Base Rent for the calendar year immediately prior to the January 1 in question; (iii) multiply the remainder by 50%; and (iv) add the resulting product to the Base Rent for the calendar year immediately prior to the January 1 in question; however, in no event shall the Base Rent be less than the amount of Base Rent due in the December immediately prior to such adjustment. If the index for any December in question is not published as of the effective date of adjustment, then Tenant shall continue to pay the existing
Base Rent due from Tenant until the index necessary to perform the calculations described herein is published and Landlord is able to calculate the revised amount of Base Rent due from Tenant. Upon the submission of such calculation from Landlord, Tenant shall thereafter pay the adjusted Base Rent. Tenant shall also pay within thirty (30) days after such calculations the difference between what Tenant has paid in Base Rent for the year in question and what Tenant would have paid, had the adjustment in question been made and Base Rent at the adjusted rate paid as of January 1 of said year.

     4.2 If the Consumer Price Index as now published shall be revised or cease to be compiled and published during the Lease Term, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other U.S. government agency or, if no such index is available, a comparable index published by a major bank or other financial institution or by a recognized university or financial publication.

     4.3 (a) In addition to Base Rent and increases Tenant is obligated to pay pursuant to Section 4.1 above, Tenant agrees to pay as Additional Rent, Tenant's
Share of Operating Costs (as defined below) for each Lease Year during the Lease
Term to the extent the Operating Costs for such Lease Year exceed the Operating
Costs for the Building for the Base Year, on a per square foot per annum basis.
Commencing January 1 following the execution date of this Lease, estimated monthly payments of Tenant's Share of Operating Costs shall be due and payable without demand, deduction or set off in advance on or before the first day of each month of the Lease Term. During any Lease Year within the Lease Term that is less than twelve (12) full months, any amount to be paid with respect to such period shall be proportionately adjusted based on that portion of the Lease Year that this Lease is in effect.

         (b) On or before December 15 of each Lease Year, Landlord shall provide
Tenant with Landlord's estimate of Tenant's Share of Operating Costs for the following Lease Year. Beginning on the January 1 of each Lease Year, the amount of Tenant's Share of Operating Costs shall be adjusted to the amount set forth in Landlord's estimate. As promptly as practicable after the end of each Lease
Year, Landlord shall compute the actual Operating Costs for the previous Lease
Year. If Tenant's Share of the actual Operating Costs is greater than the amount
Tenant paid to Landlord as the estimate of Tenant's Share of Operating Costs for the previous Lease Year, Tenant shall, within fifteen (15) days after receipt of notice of Tenant's Share of actual Operating Costs, pay to Landlord as Additional Rent an amount equal to the difference between Tenant's Share of actual Operating Costs and the estimate of Tenant's Share of Operating Costs. If
Tenant's Share of the actual Operating Costs for any Lease Year is less than the amount Tenant paid to Landlord as the

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estimate of Tenant's Share of Operating Costs for such Lease Year, such excess amount shall be applied against the installment of Additional Rent next coming due until the same has been fully applied.

        (c) "Operating Costs" shall mean all costs paid by Landlord or its representatives in connection with the ownership, management, maintenance, operation, leasing, insuring, repairing, redecorating, cleaning and securing of the Project, as determined by Landlord to be necessary or appropriate and properly allocable to the Project, including, without limitation, all of the following costs:

          (i) All wages, salaries, commissions and related expenses of all on-site and off-site agents, employees and contractors engaged in the management, operation, maintenance, repair, redecoration, cleaning, and security of the Project, plus the costs of all management, maintenance, and security offices in the Project.

          (ii) All supplies and materials used and labor charges incurred in the management, operation, maintenance, repair, redecoration, cleaning and security of the Project.

          (iii) All equipment purchased or leased for the performance of Landlord's obligations hereunder.

          (iv) All management, maintenance, cleaning, security, advertising, promotional and other service agreements for the Project and the equipment therein, including, without limitation, alarm service, security service, window cleaning, and elevator and escalator maintenance.

          (v) All accounting, legal and engineering fees and expenses, including, without limitation, the cost of audits by certified public accountants.

          (vi) All insurance premiums, including, without limitation, fire, casualty, extended coverage, public liability, rent abatement, boiler, and Worker's Compensation insurance applicable to the Project, Landlord's employees and Landlord's personal property used in connection therewith.

          (vii) All redecorating (including painting, wall papering and floor covering), maintaining and repairing of the Project, structural or non-structural, including, without limitation, the mechanical, electrical, heating, ventilating and air conditioning equipment, landscape maintenance and the replacement of trees and shrubbery.

          (viii) All removing of trash, rubbish, garbage and other refuse from the Project, as well as removal of ice and snow from the sidewalks, driveways and parking lots.

          (ix) All amortization of capital improvements (including accounting, legal, architectural and engineering fees incurred in connection therewith) made to the Project subsequent to the Commencement Date which: (i) will improve operating efficiencies; (ii) are required to comply with, or to bring the Project into compliance with any law (including, without limitation, ADA as hereinafter defined); or (iii) improve or enhance the health of persons in the Project or safety of the Project.

          (x) All charges for electricity, gas, water, sewer, and other utilities furnished to or services or privileges made available to users of the Project.

          (xi) All ad valorem property taxes covering all real and personal property constituting a part of the Project, including, but not limited to, all general and special assessments of every kind.

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          (xii) All other expenses of owning, maintaining, operating, insuring.
securing, managing, cleaning, redecorating or repairing the Project.

Notwithstanding any of the foregoing to the contrary, Operating Costs shall not include:

                (1) Costs which are directly reimbursed to Landlord by other tenants.

                (2)  Payments on mortgages or ground leases owed by Landlord.

                (3) Costs of leasehold improvements for which Landlord has agreed to pay.

                (4) Payment of any return on equity to any owner of the Project.

                (5)  Costs reimbursed by proceeds of insurance.

                (6) Costs of the initial construction of the Project or any depreciation thereof.

                (7) Payments of claims, damages or expenses resulting from any willful misconduct of Landlord or any of its authorized representatives.

       (d) Notwithstanding anything to the contrary contained herein, if during any full or partial calendar year constituting a portion of the term of this Lease, less than one hundred percent (100%) of the total rentable area of the Building is actually occupied, the calculation of Operating Costs for such full or partial calendar year shall be adjusted to reflect Landlord's reasonable estimate of Operating Costs had ninety-five percent (95%) of the Building been occupied. Landlord and Tenant acknowledge that certain of the costs and expenses of ownership, management, operation and maintenance of the Building and supporting facilities are to be allocated entirely to the Building, while certain of such costs are to be allocated between the Project and that certain adjoining office building owned by Landlord and commonly known as Building 400 at The Pointe. The determination of such costs and their allocation shall be made on an accrual basis and in accordance with generally accepted accounting principles applied on a consistent basis.

5.0 Landlord's Obligations.

   5.1 Subject to the limitations hereinafter set forth, Landlord agrees to furnish Tenant, while Tenant is occupying the Premises but is not in default under this Lease, facilities to provide: (a) water at those points of supply provided for general use of tenants of the Building; (b) heated and refrigerated air conditioning in season, from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturdays, except for holidays, at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (c) janitorial services to the Premises on weekdays other than holidays and such window washing as may from time to time, in the Landlord's judgment, be reasonably required; and (d) operatorless passenger elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours for the Building and on holidays. In addition, Landlord agrees to maintain the public and common areas (the "Common Facilities") of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant shall desire any of the services specified in this Section
5.1 on any days or at any time other than times herein designated, such service or services shall be supplied to Tenant only at the written request of Tenant delivered to Landlord before 3:00 p.m. on the business days preceding such extra usage, and Tenant shall pay to Landlord as Additional Rent the cost of such service(s) immediately upon receipt of a bill therefore.

    5.2 Without additional cost to Tenant, Landlord shall provide standard electric lighting and current for Tenant's use and occupancy of the Premises and shall make available electric lighting and current for the common areas of the Building in the manner and to the extent deemed by Landlord to be standard. If
Tenant's use of electric current (a) exceeds 110 volt power, or (b) exceeds

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that required for routine lighting and operation of general office machines
(such as typewriters, dictating equipment, copying machines, personal computers, desk model adding machines and the like) which use 110 volt electrical power, then Tenant shall pay on demand the cost (as determined in good faith by Landlord) of any such excess electrical consumption. Without Landlord's prior written consent, Tenant shall not install any data processing or computer equipment (other than personal computers) in the Premises or any other equipment which it shall require for its use other than the normal electrical current or other utility service. Whenever heat generating machines or equipment (other than general office machines as described hereinbefore) are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord shall have the right to install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof (as determined in good faith by Landlord), including without limitation, the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord on demand. The rate charged by Landlord shall not exceed the rate prevailing for Tenant as a user as established by the applicable rate classification published from time to time by the local electric power company or other utility supplier. The obligation of the Landlord hereunder to make available such utilities shall be subject to the rules and regulations of the supplier of such utilities and of any municipal or other governmental authority regulating the business of providing such utility service. Tenant will be billed monthly for such additional utility service and all such charges shall be considered due upon delivery of such bill and be deemed to be Additional Rent due from Tenant to Landlord.

   5.3 Landlord shall not in any way be liable or responsible to Tenant for any loss or damages or expense which Tenant may sustain or incur if either the quantity or character of any utility service is changed or is no longer available or is no longer suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations. Any riser or risers or wiring required or necessary to meet
Tenant's excess electrical requirements upon written request of Tenant will be installed by Landlord at the sole cost and expense of Tenant (if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants). At any time when Landlord is making such additional utility service available to the Premises pursuant to this Section, Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of such additional utility service. If Landlord gives any such notice of discontinuancy, Landlord shall make all the necessary arrangements with the public utility supplying the utilities to the Premises with respect to obtaining such additional utility service to the Premises, but Tenant will contract directly with such public utility for the supplying of such additional utility service to the Premises.

   5.4 Failure to any extent to make available, or any slow-down, stoppage or interruption of, these defined services resulting from any cause (including, but not limited to, Landlord's compliance with (a) any voluntary or similar governmental or business guideline now or hereafter published or (b) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable in any respect for damages to either person, property, or business, nor be construed as an eviction of the Tenant or work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement in this Lease. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

   5.5  Tenant's obligations to pay any and all Additional Rent pursuant to this
Section 5.0 shall continue and shall cover all periods up to the actual date of expiration or termination of this Lease; provided, however, if Landlord terminates this Lease without waiving Landlord's right to seek damages against Tenant. Tenant's obligation to pay any and all Additional Rent pursuant to this
Section 5.0 shall not terminate as a result thereof.

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6.0  Tenant Improvements.

    6.1 Landlord and Tenant have reviewed and approved that certain preliminary space plan dated June 26, 1997 ("Preliminary Plans"), prepared by The Hauseman
Group ("Architect"). As soon as reasonably possible following the execution and delivery of this Lease by both parties, Landlord shall cause its Architect to prepare detailed design plans, specifications and working drawings, designated as being ready for construction ("Construction Documents"). The Construction
Documents shall include, but not be limited to, the location of all interior partitions, doors, electrical switches and outlets and telephone outlets;
reflected ceiling plan showing the location of all lights, fans, diffusers, and vents; electrical plumbing and mechanical plans; floor and wall coverings; and signs. During the preparation of the Construction Documents, Tenant shall supply the Architect, within five (5) business days following written request therefor, with any information necessary for the completion of the Construction Documents.
Upon completion of the Construction Documents, Landlord shall deliver the Construction Documents to Tenant for approval, which approval may not be withheld by Tenant so long as the Construction Documents are substantially in accordance with the Preliminary Plans. Tenant's approval or disapproval must be provided, in writing, within five (5) business days of Tenant's receipt of the Construction Documents. If Tenant validly disapproves the Construction
Documents, Landlord will cause the Architect to revise the Construction
Documents and will resubmit the Construction Documents to Tenant for approval or disapproval, which must be provided by Tenant within five (5) business days. If
Landlord and Tenant have a dispute about whether the Construction Documents are substantially in accordance with the Preliminary Plans, the parties agree to submit the dispute to an independent third-party architect for resolution. The parties agree that the decision of the third-party architect shall be final and binding on the parties.

    6.2 Promptly upon the completion and approval of the Construction
Documents, Landlord shall submit the Construction Documents to three (3) contractors for bid. Upon receipt of the bids from the contractors, Landlord shall select the lowest conforming bid and shall enter into a guaranteed maximum price contract with that contractor ("Contractor") to perform the Tenant Work
(as defined below). Landlord will provide Tenant a copy of the Contractor's bids. Tenant may, within two (2) business days of its receipt of such bid, request changes to the Construction Documents, but any delay caused by such request for changes shall be a Tenant Delay.

    6.3 Promptly after Landlord enters into a contract ("Construction Contract") with the Contractor and Tenant pays to Landlord the Cost Differential (as defined below), if any, Landlord shall cause construction of all the work shown on the Construction Documents ("Tenant's Work") to be commenced. Landlord shall use all reasonable efforts to cause Tenant's Work to be completed substantially in accordance with the Construction Documents by the target Commencement Date set forth in Section 1.7, subject, however, to extension for delays caused by Tenant Delay (as defined below) or by any of the following events: acts of God;
weather of unusual severity; fire; earthquake; flood; explosion; action of the elements; malicious mischief; inability to procure or general shortage of labor;
services, material, equipment, facilities or supplies; strikes; lockouts;
actions of labor unions; or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord (all of the foregoing collectively being referred as "unavoidable delays").

   6.4 Tenant hereby appoints the individual named in Section 1.17 hereof as Tenant's Designated Representative for purposes of dealing with Landlord with respect to all matters involving, directly or indirectly, the Construction
Documents or Tenant's Work including, without limitation, change orders to the Construction Documents. Tenant hereby warrants and represents to Landlord that Tenant's Designated Representative has all of the requisite power and authority to deal with Landlord in the manner contemplated herein and that Tenant shall be bound by the acts and omissions of Tenant's designated representative.

   6.5 Landlord shall provide Tenant with an amount up to, but not to exceed, the amount specified as Tenant's Allowance in Section 1.16 hereof to apply toward the design, construction and installation of Tenant's Work within the Premises. Tenant shall be responsible for all costs related to Tenant's Work
("Costs of Tenant's Work") that are in excess of Tenant's Allowance, including, without limitation, (i) all costs to prepare the Construction Documents, (ii) all costs required to be paid under the Construction Contract, (iii) all permit fees and costs and (iv) a construction supervision fee payable to LaSalle (as defined in Paragraph 25) in an amount equal to five percent (5%)

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

of the total price under the Construction Contract. If the Cost of Tenant's Work exceeds Tenant's Allowance, Landlord will invoice Tenant for such excess ("Cost
Differential"), prior to beginning Tenant's Work and Tenant shall pay Cost
Differential to Landlord within two (2) business days thereafter. Landlord will then disburse payments directly to the Architect, Contractor and LaSalle. Any unused portion of Tenant's Allowance shall be retained by Landlord, and Tenant shall have no interest therein.

   6.6 Upon Substantial Completion of Tenant's Work in accordance with the
Construction Documents, Landlord shall furnish Tenant written notice of Substantial Completion and shall deliver possession of the Premises to Tenant.
The term "Substantial Completion" shall mean the date that (i) a certificate of occupancy has been issued for the Premises and (ii) the Architect certifies, in writing, that Tenant's Work has been completed substantially in accordance with the Construction Documents, except for punchlist items (as defined and described in Section 6.7 below). Within five (5) calendar days after Tenant's receipt of such written notice from Landlord, Tenant shall execute and deliver to Landlord the certificate attached to this Lease as Exhibit B.

    6.7 Within five (5) days after the date of notice of Substantial Completion referred to in Section 6.6, Landlord and Tenant's designated representative shall jointly inspect the Premises for the purposes of determining whether any additional or corrective work is needed in order for Tenant's Work to substantially comply with the Construction Documents (such additional or corrective work being hereinafter referred to as the "punchlist items").
Landlord shall be responsible for causing the punchlist items to be completed or corrected as expeditiously as reasonably practicable, but in any event within thirty (30) days after the date of notice of Substantial Completion, subject, however, to extensions of such thirty (30) days period resulting from unavoidable delays. Substantial Completion of the Premises shall be deemed to have occurred so long as any punchlist item does not prevent Tenant from beneficially occupying substantially all of the Premises for the purposes set forth in this Lease without material disruption.

   6.8 After commencement of Tenant's Work by Landlord, any changes to the Construction Documents and the cost arising from such changes (either deductive or additional), shall be mutually agreed upon in writing by both Landlord and Tenant, and the Cost of Tenant's Work shall be adjusted accordingly. If any change results in an increase in the Cost of Tenant's Work, Tenant shall pay the amount of such increase to Landlord simultaneously with the approval of such change by both Landlord and Tenant and Landlord shall not be obligated to make the change unless Tenant makes the advance payment. In the event that, in Landlord's opinion, any change will delay Substantial Completion of Tenant's
Work, such delay will be a Tenant Delay (as defined in Section 6.9 below).

   6.9 The Term "Tenant Delay" shall mean each day that Substantial Completion of Tenant's Work is delayed by any act or omission of Tenant, including, but not limited to the following:

       (a) Tenant's failure to respond, within the prescribed time periods, to a request for information necessary for the completion of the Construction
Documents;

       (b) Tenant's failure to approve or disapprove the Construction Documents
(or any revision thereto) within the prescribed time periods;

       (c) Tenant's request for change order; and

       (d) Any interference by Tenant with the performance of Tenant's Work.

   The date that Substantial Completion actually occurs will be moved back for all purposes of this Lease (including, without limitation, for determination of the Commencement Date), on a day-for-day basis for each day of Tenant Delay.
For example, if Substantial Completion actually occurs on December 15 but there were fifteen (15) days of Tenant Delay, Substantial Completion (and thus the Commencement Date) will be deemed to occur on December 1.

7.0 Permitted Use. Tenant shall use the Premises only for the Permitted Use.
Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any


                                       9

business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor shall Tenant use, store or discharge any "Hazardous Material" as defined in Section 46.0 hereof, nor permit anything to be done which will in any way increase the rate of insurance on the Building or contents; and in the event that, by reasons of acts of the Tenant, there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct of business, then such acts of Tenant shall be deemed to be an event of default hereunder and Tenant hereby agrees to pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights provided herein. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply, at Tenant's expense, with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies of bodies having jurisdiction thereof) with reference to the use, condition or occupancy of the Premises, including, without limitation, ADA. Tenant will not, without the prior written consent of the Landlord, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof.

8.0  Tenant's Repairs and Alterations.

    8.1 Tenant will not in any manner deface or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, employees or invitees. Tenant shall take good care of the Premises throughout the Lease Term and keep them free from waste and nuisance of any kind. Tenant agrees to keep the Premises, including all fixtures installed by Tenant, in good condition, and to make all necessary non-structural repairs except those caused by fire, casualty or acts of God covered by Landlord's insurance policy covering the Building (if any). The performance by Tenant of its obligations to maintain and make repairs shall be conducted only by contractors and subcontractors approved by Landlord, and Tenant shall procure and maintain and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord requires in connection with such maintenance and repair. Tenant shall prohibit any contractor it engages or subcontractor or material suppliers engaged through such contractor from filing any notice or notices of commencement of public record as a part of or in connection with any work on the Premises. Tenant hereby further convenants and agrees to provide Landlord with copies of any notices Tenant may receive in connection with any such work.

    8.2 If Tenant fails to make the repairs described above within fifteen (15) days after the occurrence of the damage or injury, Landlord may at its option make such repair; and upon demand therefor, Tenant shall pay Landlord for the cost thereof. At the end or other termination of this Lease, Tenant shall deliver the Premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Premises. Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of the Landlord. All alternations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord's property on termination or expiration of this Lease and shall remain on the Premises without compensation to Tenant, provided that Landlord, at its option, may by notice to Tenant, require Tenant to remove any such alternations, additions or improvements at Tenant's cost and to restore the Premises to the condition of the Premises at the Commencement Date, normal wear and tear excepted. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities.

9.0  Subletting and Assigning.

   9.1 Tenant shall not assign, mortgage or encumber this Lease, nor sublet, suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part hereof be sublet or occupied by anyone other than Tenant, without Landlord's prior written consent, Landlord may collect from the assignee, subtenant or occupant, and apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or tenant, of a release of Tenant from the further performance of its covenants herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining Landlord's written consent to any further assignment or subletting. Should Tenant desire to assign this Lease or any right or interest herein or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire, which notice shall contain (1) the name and address of the proposed assignee or subtenant and its form of organization,
(2) the nature of the proposed assignee or subtenant's business to be conducted in the Premises, (3) the terms and conditions of the proposed assignment or sublease, and (4) financial statements for the three most recent completed fiscal years of the proposed assignee or subtenant and such other financial information as Landlord may request and a bank reference, together with a written request that Landlord approve such assignment or subletting. Together with the delivery of said notice, Tenant also shall pay to Landlord an administrative processing fee in the amount of $500.00, which fee shall be nonrefundable in any event, regardless of whether Landlord approves the proposed assignment or sublease (but also fully applicable to Landlord's costs and expenses incurred in reviewing said request, including, without limitation, attorney's fees).

     9.2  (a) For the purposes of this Lease, an "assignment" prohibited by this
Section 9.0 shall be deemed to include the following: if Tenant is a partnership or limited liability company, a withdrawal or change (voluntary, involuntary, by operation of law) of any one or more of the general partners or manager thereof, or the dissolution of the partnership or limited liability company; or, if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one constituent member to any other constituent member, or to any third party, or, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of fifty percent (50%) or more of its capital stock from the ownership existing on the date of execution hereof, or, the sale of fifty percent (50%) of the value of the assets of Tenant.

          (b) Notwithstanding the foregoing, without Landlord's consent, but upon ten (10) days' prior written notice to Landlord, this Lease may be assigned, or the Premises may be sublet (i) to any corporation or other legal entity which is a parent, subsidiary or affiliate of Tenant, (ii) to any successor entity resulting from the initial public offering of the Tenant stock, or (iii) by virtue of a merger into, stock sale to or sale of substantially all of Tenant's assets to, any public corporation whose stock is traded on a major national or international stock exchange and whose demonstrated net worth is not less than One Million U.S. Dollars (U.S.$1,000,000); provided that both Tenant and the parent, subsidiary, affiliate or successor entity to whom Tenant assigns the Lease shall be jointly and severally liable for all of Tenant's obligations and liabilities under this Lease whether arising before or after the date of assignment, and further provided that in the event of such an assignment described in this paragraph 9.2(b), any such assignee shall have a net worth as determined in accordance with generally accepted accounting principles consistently applied that is at least equal to the net worth of Tenant (determined in a similar manner) on the date of execution of this Lease. For the purpose of this Section, a "parent" shall mean a corporation or other legal entity which owns not less than one hundred percent (100%) of the outstanding voting interests in Tenant, a "subsidiary" shall mean any entity not less than one hundred percent (100%) of whose outstanding voting interests shall be owned by Tenant, and an "affiliate" shall mean any entity not less than one hundred percent (100%) of whose outstanding voting interests shall be owned by Tenant's parent.

     9.3 No less than thirty (30) days prior to the effective date of a proposed assignment or sublease [other than one made pursuant to Subsection 9.2(b)], Tenant shall offer to reconvey to Landlord, as of said effective date, that portion of the Premises which Tenant is seeking to assign or sublet, which offer shall contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all future Rent and other obligations under this Lease with respect to the Premises or the portion thereof so reconveyed. Landlord, in its absolute discretion, shall accept or reject the offered reconveyance within ten (10) business days of the offer and if Landlord accepts, the reconveyance shall be evidenced by an agreement acceptable to Landlord in form and substance. If Landlord fails to accept or reject the offer within the ten (10) business day period, Landlord shall be deemed to have rejected the offer.

   9.4 If Landlord rejects or is deemed to have rejected Tenant's offer of reconveyance and if Landlord gives its consent to any assignment of this Lease or to any sublease, or if Tenant is otherwise permitted to make any assignment or sublease pursuant to this Lease, Tenant shall in consideration therefore, pay to Landlord, as Additional Rent the amounts described in subparagraphs (a) and
(b) below. The sums due under subparagraphs (a) and (b) below shall be paid by Tenant to Landlord as and when payable by the assignee or subtenant to Tenant:

       (a) In the case of an assignment, an amount equal to all sums and consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental, or use of Tenant's Property (as hereinafter defined in Section 17) in excess of the then unamortized value of Tenant's Property as reflected in Tenant's federal income tax returns less the reasonable brokerage commissions and legal fees, if any, actually paid by Tenant in connection with such assignment; and

       (b) In the case of a sublease, any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant (including any sums paid for the sale, rental or use of Tenant's Property in excess of the then unamortized value of Tenant's Property as reflected in Tenant's federal income tax returns) that are in excess of the Rent during the term of the sublease with respect to the subleased space, less the reasonable brokerage commissions and legal fees, if any, actually paid by Tenant in connection with such subletting.

   9.5 Tenant shall reimburse Landlord on demand for any reasonable costs that Landlord may incur in connection with a request by Tenant to consent to any assignment or sublease, including the reasonable costs of investigating the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent and in negotiating and documenting any sublease or assignment.

   9.6 No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

10.0 Indemnity. Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, demands, damages, losses and actions (including, without limitation, attorney's fees) for any injury to person or damage to or loss of property: (i) occurring in the Premises, unless caused by the willful misconduct of Landlord, its agents or employees; (ii) caused in whole or in part by the negligence or misconduct of, or breach of the Lease by Tenant, its employees, subtenants, invitees or by any other person entering the Premises or the Building under express or implied invitation of Tenant; or (iii) arising out of Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition of other governmental body or authority, by other tenants of the Building or any other matter, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except the gross negligence or willful misconduct of Landlord, its agents or employees.

11.0 Subordination and Mortgagee's Right to Cure Landlord's Defaults.

   11.1 This Lease and all rights of Tenant hereunder are subject and subordinate to any deeds to secure debt, mortgages or any other instruments of security, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the land situated beneath the Building or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such deeds to secure debt, mortgages, instruments of security or leases. This provision shall be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgement of Landlord or its lender may be necessary or proper to confirm or evidence such subordination. Notwithstanding the generality of the foregoing provisions of this Section 11.0, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such deeds to secure debt, mortgages or any other instruments of security to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such deeds to secure debt, mortgages or other instruments of security, or sale of the Building pursuant to any such deeds to secure debt, mortgages or other instruments of security, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease. The agreement of Tenant to attorn upon demand of Landlord's mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale. Tenant shall upon demand at any time or times before or after any such foreclosure sale, execute, acknowledge and deliver to Landlord's mortgagee any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment, and Tenant hereby irrevocably appoints Landlord's mortgagee as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

    11.2 Notwithstanding anything contained herein to the contrary, Tenant shall not terminate this Lease, assert any claim for damages against the Landlord, assert any right of set-off against the Rent or exercise any other rights or remedies provided under the Lease or arising at law or in equity, because of a breach or default by Landlord under this Lease, without first giving to any mortgagee, from time to time, of the property of which the Premises is part, written notice of and the right, but not the obligation, for a reasonable time, not to exceed sixty (60) days, to cure such breach or default, provided Tenant has been notified in writing of the name and address of such mortgagee.

12.0 Rules and Regulations. Tenant and Tenant's agents, employees and invitees will comply fully with all requirements of the rules and regulations of the Building and related facilities which are attached hereto as Exhibit "C", and made a part hereof as though fully set forth herein. Landlord in its sole judgement shall it all times have the right to change such rules and regulations or to promulgate other rules and regulations in such manner as may be deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant.

13.0 Inspection. Landlord or its officers, agents, and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in any emergency, at any hour) to (i) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein) or (ii) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, nor shall any such entry be deemed to be an actual or constructive eviction.

14.0 Condemnation. If the Premises, or any part thereof, or if any material portion of the Building shall be taken or condemned for public purposes, or sold in lieu of condemnation, then the Lease Term shall, at the sole option of Landlord, cease and terminate. If Landlord does not elect to terminate this Lease following any such condemnation, Landlord shall restore the Building and Project to an integrated whole as soon as reasonably practicable following such condemnation, but Landlord shall not be obligated to spend in excess of any condemnation award actually received by Landlord as a result of such condemnation. All compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant.

15.0 Fire or Other Casualty. If the Building is totally destroyed by fire, tornado or other casualty or if the Premises or the Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty
(180) days after the date of such damage, Landlord may at its option terminate this Lease by written notice to Tenant, in which event the Rent shall be abated during the unexpired portion of this Lease effective from the date of such damage. If the Building or the Premises are damaged by fire, tornado or other casualty covered by Landlord's insurance, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but Landlord does not elect to terminate this Lease, in either such event Landlord shall commence rebuilding or repairing within ninety (90) days after the date of such damage and shall proceed with reasonable diligence to restore the Building and/or Premises to not less than substantially the same condition in which it was immediately prior to the related casualty, and from the date of such casualty until the date Landlord has completed such restoration, Rent shall abate in such proportion as the Premises have been made untenantable. If Landlord elects to rebuild or repair the Building and/or Premises as provided herein, but Landlord fails to substantially complete said restoration or repair within twelve (12) months after the date of such damage, Tenant shall have the right to terminate this Lease upon ten (10) days' prior written notice thereof to Landlord. Landlord shall not be required, however, to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building on the Premises. There shall be a fair diminution of Rent during the time the Premises are unfit for occupancy. If, following casualty of any magnitude, any mortgagee under a deed to secure debt, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant. Except as hereinafter provided, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

16.0 Holding Over. If Tenant remains in possession of the Premises, or any part thereof, after the expiration or any earlier termination of the Lease Term, without the execution of a new Lease between Landlord and Tenant, but with the acquiescence of Landlord, Tenant shall be deemed to be occupying the Premises under a month-to-month tenancy at a daily rental equal to the daily Rent payable for the last month of the Lease Term multiplied by (a) one and one half (1 1/2) during the first (1st) month of the holdover and (b) two (2) during each month thereafter, and otherwise subject to all of the terms and conditions of this Lease to the extent the same are applicable to a month-to-month periodic tenancy. Landlord and Tenant agree that such periodic tenancy may be terminated by either party upon thirty (30) days prior written notice to the other. The inclusion of the preceding sentences shall not be construed as Landlord's consent for Tenant to hold over. If Tenant remains in possession after termination or expiration of this Lease without the consent or acquiescence of Landlord, Tenant shall be deemed to be a tenant at sufferance only, and may be evicted at once without notice. In no event shall there be any renewal of this Lease by operation of law or otherwise.

17.0 Taxes on Tenant's Property. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises (herein called "Tenant's Property"). If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

18.0 Events of Default. The following shall be events of default by Tenant under this Lease:

    18.1 Tenant shall fail to pay when due any Rent or other sums payable by Tenant hereunder (or under any other lease now or hereafter executed by Tenant in connection with space in the Building) within ten (10) calendar days following the date Tenant receives written notice thereof from Landlord; provided however, that Landlord shall not be required to give any such notice of non-payment more than one (1) time in any consecutive 12-month period, and for the second (2nd) such non-payment, it shall be an event of default if such payment is not received by Landlord when due.

    18.2 Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building), and shall not cure such nonmonetary failure within thirty (30) days following written notice from Landlord; provided, however, that notwithstanding anything to the contrary contained herein, no cure periods of any kind shall apply to non-monetary defaults of Tenant which pose a health or safety hazard to any tenants, occupants, invitees or any other persons in the Premises, the Building or the Project, or which interfere with the quiet enjoyment of the other tenants of the Project.

   18.3 Tenant or any guarantor of Tenant's obligations hereunder shall make an assignment for the benefit of creditors.

   18.4 Any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under any section or chapter of the Federal Bankruptcy Act, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder.

   18.5 A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder.

   18.6 Tenant shall desert or vacate the Premises.

   18.7 Any writ of execution, attachment, or garnishment shall be levied against any interest of Tenant in this Lease, the Premises, or any property located in the Premises.

19.0 Remedies. Upon the occurrence of any event of default under this Lease as specified in Article 18 above, then without any notice or demand to Tenant whatsoever, Landlord shall have the right (but not any duty) to exercise, on a cumulative basis, any or all of the following remedies:

   19.1 Landlord may continue this Lease in full force and effect, and proceed to collect all Rent when due.

   19.2 Landlord may continue this Lease in full force and effect and may enter the Premises and relet all or any portion thereof to other parties for Tenant's account. Tenant shall pay to Landlord on demand all costs Landlord incurs in entering the Premises and releasing them, including, without limitation, brokers' commissions, expenses of repairs and remodeling, attorneys' fees, and all other actual costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. During the term of any reletting, Tenant shall pay to Landlord the Rent due under this Lease on the dates due, less any net rents Landlord receives from any reletting.

   19.3 Landlord may, without any notice or demand whatsoever, terminate Tenant's rights under this Lease at any time. From and after any such termination, Landlord shall have the right to recover from Tenant all costs, expenses, losses and damages caused by, resulting from or incurred in connection with said default and/or termination including, but not limited to:

    19.3.1 An amount equal to all unpaid Rent that had accrued prior to the time of termination of this Lease;

    19.3.2 An amount equal to (a) the amount of Rent that would have accrued under this Lease between (i) the date of termination of this Lease, and (ii) the date the calculation is made under this Subsection 19.3.2 if this Lease had not been so terminated, less (b) any net amounts of rent actually received by Landlord with respect to such time period, plus

    19.3.3 An amount equal to (a) the present value of all Rent (assuming that the Additional Rent payable hereunder for the future will be the same as for the most recent Lease Year, with adjustments for partial Lease Years, as necessary) which would have accrued under this Lease had this Lease not been terminated, for the period of time between (i) the date of calculation of the amounts due under Subsection 19.3.2, and (ii) the date the Lease Term would have expired if this Lease had not been so terminated; less (b) the present value of the average fair market rental price then being agreed to by landlords and tenants in comparable leases of comparable size in comparable buildings in the North Central/Perimeter market of metropolitan Atlanta, Georgia as determined based upon all relevant factors by a broker selected by Landlord who is not affiliated with Landlord but who is licensed in the State of Georgia and who has had at least ten (10) years experience.

    immediately prior to the date in question, in evaluating similar, office space in metropolitan Atlanta, Georgia; and

       19.3.4 An amount equal to (a) all actual costs and expenses, including but not limited to attorneys' fees, that have been incurred by Landlord prior to the date the calculation of said amounts is made, plus (b) the present value of all costs and expenses, including but not limited to attorneys' fees, that with reasonable certainty are likely to be incurred thereafter by Landlord, which are reasonably necessary to compensate Landlord for all economic losses proximately caused by Tenant's default.

    In computing the present value of amounts for purposes of this Subsection 19.3, a discount rate of eight percent (8%) per annum shall be used.

    19.4 Landlord may have a receiver appointed to take possession of the Premises and relet all or any portion thereof, in accordance with Subsection
19.2. Tenant shall pay to Landlord on demand all costs Landlord incurs in connection therewith.

    19.5 Landlord may cure any default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum to cure any default, the sum so paid by Landlord shall be immediately due from Tenant to Landlord on demand, and shall bear interest at the Default Rate from the date paid by Landlord until Landlord shall have been reimbursed by Tenant. Said sum, together with interest thereon, shall be Additional Rent.

    19.6 Landlord may apply a11 or part of the Security Deposit, as provided in
Section 3.3, to cure any Tenant default.

    19.7 Landlord may exercise any or all other rights or remedies available at law or equity, including, without limitation, the right to seek to obtain restraining orders, injunctions and decrees of specific performance.

20.0 Attorneys' Fees. If Landlord should bring any action under this Lease or consult or place said Lease, or any amount payable by Tenant hereunder, with an attorney concerning or for the enforcement of any of Landlord's rights hereunder, then Tenant agrees in each and any such case to pay to Landlord all costs, including, but not limited to, court costs and reasonable attorneys' fees incurred in connection herewith.

21.0 Security Interest. In addition to the statutory landlord's lien, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach of Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant ("Tenants
Personal Property") presently or which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase said property unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section 28.0 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and other expenses), shall be applied as a credit against the debts secured by the security interest granted in this Section 21.0. Any surplus shall be paid to Tenant or as otherwise required by law; and

Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the said property and the process thereof under the provisions of the Uniform Commercial Code in force in the State of Georgia. The statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto. Landlord covenants and agrees that, so long as Tenant is not in default hereunder, Landlord will subordinate the security interest granted to Landlord in this Section 21 to any future commercial lender of Tenant that desires to attach and perfect a security interest in Tenant's Personal Property for purposes of using same as collateral for a loan made to Tenant in connection with an initial public offering of Tenant's stock. Furthermore, Landlord covenants and agrees that, so long as Tenant is not in default hereunder, Landlord will subordinate the security interest granted to Landlord in this
Section 21 to any commercial lender of Tenant that desires to attach and perfect a security interest in Tenant's Personal Property to secure a purchase money loan from said lender to Tenant for Tenant's purchase of Tenant's Personal Property.

22.0 Mechanic's Lien. Tenant will not permit any mechanic's lien to be placed upon the Premises, the Building or any improvements thereon, during the Lease Term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will promptly pay or otherwise discharge the same. If default in payment or discharge thereof shall continue for forty-five
(45) days after written notice thereto from Landlord to Tenant, Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much Additional Rent hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on demand.

23.0 Waiver of Subrogation. Each party to this Lease (the "Waiving Party") hereby waives any cause of action it might have against the other party hereto on account of any loss or damage that is covered by any property insurance policy that covers the Premises, Tenant's fixtures, personal property, leasehold improvements or business and which names Tenant as a party insured, it being understood and agreed that this provision is cumulative of Section 10.0 hereof. Landlord and Tenant shall each have included in all policies of property insurance respectively obtained by them with respect to the Building or Premises a waiver by the insurer of all right of subrogation against the other (and, with respect to Tenant's insurance, against Landlord's property manager) in connection with any loss or damage insured against. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and, with respect to Tenant, against Landlord's property manager), and agrees to release the other from liability for loss or damage to property to the extent such loss or damage is covered by valid and collectible property insurance in effect at the time of such loss or damage; provided, however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be noncancellable except after thirty (30) days written notice to Landlord. Each party shall name Landlord, Landlord's property manager and any other person designated by Landlord as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord's property manager, or other designated person covering the same loss. Tenant shall deliver duly exercised certificates of such insurance to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term. No insurance policy or policies required to be carried by Tenant will be subject to more than a $25,000.00 deductible limit without Landlord's prior written consent. Landlord reserves the right to require Tenant to carry such other insurance (including, without limitation and as applicable, plate glass insurance, automobile liability insurance, builder's risk insurance and liquor liability insurance) and endorsements in such amounts as Landlord in its sole discretion may deem necessary or appropriate. If Tenant fails to take out or keep in force any insurance required to be carried by Tenant or to provide evidence of the same as required herein, Landlord shall have the right, but shall not be obligated, to obtain such insurance at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the cost thereof upon demand as additional Rent.

24.0 Tenant's Insurance

     Tenant shall carry (at its sole expense during the Term):

   (a) all-risk property insurance, insuring Tenant's interest in its improvements to the Premises and any and all furniture, fixtures, equipment, supplies, inventory, contents and other property owned, leased, held or possessed by Tenant and contained therein, such insurance coverage to include business interruption insurance for one hundred percent (100%) of Tenant's gross revenues for a period of twelve (12) months. Such insurance shall be in an amount equal to the full replacement cost of such improvements and property, as such may increase from time to time, without deduction for depreciation, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (a11 risk), boiler and machinery, flood, glass breakage and sprinkler leakage, and naming Landlord as loss payee as its interest may appear;

   (b)  Workers' Compensation insurance as required by applicable law;

   (c) commercial general liability insurance on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Project, and covering Tenant's indemnification obligations imposed by Paragraph 15 of this Lease, the limits of such policy or policies to be in combined single limits amounts for both personal injury and property damage of not less than Two Million and No/100 Dollars ($2,000,000) in primary liability coverage and Five Million and No/100 Dollars ($5,000,000) in excess liability coverage; and

   (d) primary automobile liability insurance with limits of not less than One Million and No/100 Dollars ($1,000,000) per occurrence, covering owned and non-owned vehicles used by Tenant.

   Landlord retains the right, in its sole discretion, to increase the amount of insurance required to be carried by Tenant not more frequently than annually based on such factors as inflation, Tenant's insurance claims history, the advice of Landlord's insurance advisors and any other relevant factors. Landlord shall maintain all risk property insurance on the Building and commercial general liability insurance coverage in an amount no less than the amount required to be maintained by Tenant hereunder provided, however, that Landlord may provide such coverage through self-insurance.

25.0 Brokerage. LaSALLE PARTNERS MANAGEMENT LIMITED ("LaSALLE") HAS REPRESENTED LANDLORD IN THIS TRANSACTION. LASALLE SHALL BE PAID A COMMISSION BY LANDLORD IN CONNECTION WITH THIS LEASE, UNDER A SEPARATE AGREEMENT. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than with the broker specifically identified above, and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant, other than with the broker specifically identified above.

26.0 Change of Building Name. Landlord reserves the right to change the name by which the Building is designated.

27.0 Estoppel Certificates. Tenant shall furnish from time to time when requested by Landlord or the holder of any deed to secure debt or mortgage covering all or any part of the Building or the improvements therein or the Premises or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such factual clarifications and representations deemed appropriate by Landlord or the holder of any deed to secure debt or mortgage covering all of any part of the Building or the improvements therein or the Premises or any interest of Landlord therein, and Tenant shall, within ten (10) days following receipt of said proposed certificate from Landlord, return a fully executed copy of said certificate to Landlord. In the event Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, conditions and representations contained in such certificate.

28.0 Notices. Each provision of this Lease, or of any applicable laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be compiled with when and if the following steps are taken:

   (a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Address set forth in
Section 1.5 or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith, and

   (b) All notices, demands, requests, consents, documents and approvals desired, necessary, required or permitted to be given pursuant to the terms hereof shall be in writing and shall be to deemed to have been properly given if personally delivered (including delivery by courier or by United Parcel Service or similar overnight delivery service) or sent, postage prepaid, by first class registered or certified United States mail, with or without return receipt requested, addressed to the parties hereto at the respective addresses set forth in Article 1, or at such other address in the United States as either of said parties may from time to time designate by like notice. Any such notice, demand, request or other communication shall be considered given or delivered, as the case may be, on the date of personal delivery or if mailed, on the date deposited in the United States mail, as evidenced by the registered or certified receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other communication.

29.0 Force Majeure. When a period of time is herein prescribed for any action to be taken by Landlord, Landlord shall not be liable or responsible for and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

30.0 Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

31.0 Counterpart Signatures; Amendments; Binding Effect. This Lease may be executed by the parties in separate counterparts which shall constitute one original when taken together. This Lease may not be a1tered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

32.0 Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord, subject to the terms and conditions of this Lease.

33.0 Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

34.0 Joint and Several Liability. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

35.0 Captions. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

36.0 Exhibits and Attachments. All exhibits, attachments, riders and addenda referred to in this Lease are incorporated into this Lease and made a part hereof for all intents and purposes.

37.0 No joint Venture. Landlord and Tenant are not and shall not be deemed to be, for any purpose, partners or joint venturers with each other.

38.0 Time of the Essence. Time is of the essence with regard to each provision of this Lease.

39.0 Evidence of Authority. If Tenant is other than a natural person, Tenant shall deliver to Landlord such legal documentation as Landlord may request to evidence the authority of those signing this Lease to bind the Tenant.

40.0 Governing Law. The Lease shall be construed and interpreted in accordance with and governed by the substantive laws (not the conflicts laws or choice of law rules) of the State of Georgia.

41.0 Entire Agreement. This Lease constitutes the entire agreement between the parties, and there is no other agreement between the parties relating in any manner to the Project.

42.0 Exculpation. The term Landlord as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Landlord's interest in the Building. Tenant acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Landlord shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder, and Tenant shall look solely to Landlord's interest in the Building for the collection of any judgment (or enforcement of any other judicial process) requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Tenant or its successors or assigns.

43.0 Covenants are Independent. Each convenant of Landlord and Tenant under this Lease is independent of each other covenant under this Lease, and no default by either party in performance of any covenant shall excuse the other party from the performance of any other covenant.

44.0 Usufruct. The rights of Tenant hereunder constitute a usufruct, which is not subject to levy or sale. No estate shall pass out of Landlord.

45.0 Right to Relocate. At any time or from time to time during the Lease Term or any renewal thereof, Landlord shall have the unrestricted and unconditional right to relocate Tenant from the Premises to any other office space that is substantially similar in size to the Premises in the Project or within the Northridge office complex. Landlord shall deliver notice to Tenant of Landlord's desire to relocate Tenant, together with a proposal for the area to which such Premises shall be relocated and an estimated date on which Tenant will be relocated. Should Landlord exercise its right to relocate Tenant under this
Section 45.0, then: (a) expenses of said relocation or of any necessary renovation or alteration, as calculated by Landlord prior to any relocation, shall be paid by Landlord prior to any relocation, shall be paid by Landlord; and (b) following such relocation, the substituted space shall for all purposes (including the calculation of Rent) thereinafter constitute the Premises and all terms and conditions of this Lease shall apply with full force and effect to the Premises as so relocated. If Tenant refuses to move its premises on the date specified in Landlord's notice, Landlord shall have the right to terminate this Lease by giving notice of such termination to Tenant (the "Termination Notice"). Such termination shall be effective upon my date selected by Landlord in the Termination Notice which is at least ten (10) days after the Termination Notice is given by Landlord to Tenant. Upon the effective due of such termination, Tenant shall have not further Rent or other obligations hereunder for any periods after the effective date of such termination, provided, however, that nothing contained in sentence shall affect Tenant's obligations to pay to Landlord any Rent or other money due hereunder, or to fulfill or remain liable for any other obligations, that accrued prior to said termination date. Within twenty (20) days after such termination, Landlord shall return the balance of the Security Deposit and the Letter of Credit to Tenant. Tenant hereby further covenants and agrees to promptly execute and deliver to Landlord any lease amendment or other such document appropriate to reflect the changes in the Least described or contemplated above.

46.0 Hazardous Materials.

   (a) Tenant shall not cause or permit any Hazardous Material (as defined in Section 46.0(c) below) to be brought, kept or used in or about the Building by Tenant, its agents, employees, contractors or invitees. Tenant hereby indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the Lease Term as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in the Building caused or permitted by Tenant results in any contamination of the Building. Tenant shall promptly take all actions at its sole expense as are necessary to return the Building to the conditions existing prior to the introduction of such Hazardous Material to the Building; provided that the Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained.

   (b) Notwithstanding any provision in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment, or subletting of the Premises if: (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

   (c) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is: (i) defined as a "hazardous waste", "extremely hazardous waste", or "restricted hazardous waste", or similar term under the law of the jurisdiction where the property is located; or (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S) 1317); (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 47 U.S.S.
(S) 6901 et seq. (42 U.S.C. (S) 6903); or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. (42 U.S.C. (S) 9601).

   (d) As used herein, the term "Laws" means any applicable federal, state, or local laws, ordinances, or regulation relating to any Hazardous Material affecting the Building, including, without limitation, the laws, ordinances, and regulations referred to in Section 46.0(c) above.

   (e) Landlord and its employees, representatives and agents shall have access to the Building during reasonable hours and upon reasonable notice to Tenant in order to conduct periodic environmental inspections and tests of Hazardous Material contamination of the Building.

   (f) Landlord represents that to the Landlord's knowledge, Landlord has not received any written notices from any governmental authority having authority over the Premises that the Premises are in violation of any Laws.

47.0 Letter of Credit.

   Tenant shall, within twenty (20) business days after the date hereof, deliver to Landlord an irrevocable, unconditional letter of credit ("Letter of Credit") in favor of Landlord in the following amounts:


       Lease Year           Letter of Credit Amount
       ----------           -----------------------
           1                   U.S. $120,000.00
           2                          95,000.00
           3                          60,000.00
           4                          45,000.00
           5                              -0-

   Tenant's failure to provide the Letter of Credit within said twenty (20) business day period after the date hereof shall constitute an event of material default hereunder. The expiration date of the Letter of Credit shall be no earlier than the end of the fourth (4th) Lease Year of the Lease Term; provided, however, that such Letter of Credit may be of a duration shorter than said period, so long as Tenant replaces said Letter of Credit with a new Letter of Credit, on the same terms and conditions as the prior Letter of Credit, and in the applicable amount based on the foregoing schedule in this Section 47.0, at least one (1) month prior to the expiration of the prior Letter of Credit. If Tenant fails to replace a prior Letter of Credit within the period required herein, then Landlord shall be immediately authorized and entitled to demand and receive payment under said Letter of Credit, and to apply and hold the proceeds therefrom as an additional security deposit under the terms and conditions of
Section 3.3 of this Lease. Said Letter of Credit must be acceptable to Landlord as to form, content, and issuing bank, and must not require any documentation in order to be valued upon and must contain an explicit waiver by the issuing bank of any statutory or other right to delay or defer payment upon demand including, but not limited to, a waiver of such rights as are set forth in Article 5,
Section 5-112(l)(a) and (b) of the Uniform Commercial Code. Said Letter of Credit must also provide that the issuing bank, upon any presentation of a draft for valuation thereon, shall honor such draft by promptly delivering the amount of the draft, by official bank or cashier's check, to Landlord or, at Landlord's sole option, by promptly wiring Federal Funds in the amount of the draft into such account(s) as Landlord may specifically direct, in writing. Landlord may draw down upon said Letter of Credit in the event that Tenant is in default with respect to the payment of any rent or other sums due to be paid to the Landlord under this Lease, and the applicable grace, notice and cure period, if any, has expired.

48.0 Special Provisions. The special provisions set forth in Exhibit "D" hereto, if any, are made a part hereof.

     SIGNED, SEALED AND DELIVERED as of the date first above written.

                                    TENANT:

                                    ACCORD VIDEO TELECOMMUNICATIONS, INC.


7/21/97                             BY:  /s/ Jules L. DeVigne
-----------------                       -------------------------------
Date Executed                           Name: Jules L. DeVigne
                                        Its:  CEO


                                    Attest  /s/ Jules L. DeVigne
                                           ----------------------------
                                        Name: Jules L. DeVigne
                                        Its:  Secretary

    By the execution and delivery of this Lease, Tenant has made and shall be deemed to have made a continuous and irrevocable offer to lease the Premises, on the terms contained in this Lease, subject only to acceptance by Landlord (as evidenced by Landlord's signature hereon), which Landlord may accept in its sole and absolute discretion.

                                        LANDLORD:

                                        500 NORTHRIDGE POINTE, INC.,
                                        a Georgia corporation

7/30/97                                 BY:   /s/ [ILLEGIBLE]
---------------                             -------------------------
Date Executed

                                  EXHIBIT "A"

                               Legal Description

                           NORTHRIDGE BUILDING 5OO

    ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 385, 18th District, Fulton County, Georgia, and being more particularly described as follows:

    To FIND THE POINT OF BEGINNING, commence at a point located on the northerly right-of-way of Northridge Road (100-foot right-of-way), said point being located at the intersection of said right-of-way line with the land lot line common to Land Lots 25 and 385 (said land lot line also being the district line dividing the 17th and l8th Districts, Fulton County); thence along said northerly right-of-way line of Northridge Road North 84 degrees 58 minutes 00 seconds East, a distance of 546.56 feet to a point on said right-of-way line, and THE POINT OF BEGINNING; FROM THE POINT OF BEGINNING AS THUS ESTABLISHED, and leaving said northerly right-of-way line of Northridge Road, run North 05 degrees 02 minutes 00 seconds West, a distance of 95.00 feet to a point; thence North 20 degrees 50 minutes 00 seconds East, a distance of 105.00 feet to a point; thence North 10 degrees 55 minutes 00 seconds East, a distance of 120.00 feet to a point; thence North 23 degrees 20 minutes 00 seconds East, a distance of 122.00 feet to a point; thence North 52 degrees 24 minutes 00 seconds East, a distance of 197.00 feet to a point; thence North 20 degrees 01 minutes 00 seconds East, a distance of 75.00 feet to a point; thence North 22 degrees 15 minutes 17 seconds West, a distance of 83.35 feet to a point located on the southerly right-of-way of Northridge Parkway (variable right-of-way); thence northeasterly along the southerly right-of-way line of Northridge Parkway along the arc of a curve to the left an arc distance of 45.71 feet (said curve having a radius of 858.51 feet, being subtended by a chord bearing North 69 degrees 16 minutes 17 seconds East, and having a chord distance of 45.71 feet) to a point located on said southerly right-of-way line; thence continuing along said right-of-way line North 67 degrees 44 Minutes 43 seconds East, a distance of 52.81 feet to a point; thence continuing along said right-of-way line along the arc of a curve to the right an arc distance of 599.91 feet (said curve having a radius of 802.79 feet, being subtended by a chord bearing North 89 degrees 09 minutes 13 seconds East, and having a chord distance of 586.05 feet) to a point; thence continuing along said right-of-way line South 69 degrees 26 minutes 19 seconds East, a distance of 145.88 feet; thence southeasterly and southwesterly rounding the arc of a curve at a point where Northridge Parkway and Dunwoody Place (variable right-of-way) intersect (said arc having a radius of 20.00 feet, being subtended by a chord bearing South 18 degrees 53 minutes 54 seconds East, and having a chord distance of 30.88 feet) an arc distance of 35.28 feet to a point located on the westerly right-of-way of Dunwoody Place; thence South 31 degrees 38 minutes 30 seconds West along the westerly right-of-way line of Dunwoody Place a distance of 51.60 feet to a concrete monument found; thence continuing along said right-of-way line South 34 degrees 52 minutes 07 seconds West, a distance of 310.68 feet to a point; thence continuing along said right-of-way line South 43 degrees 22 minutes 04 seconds West, a distance of 302.98 feet to a concrete monument found; thence continuing along said right-of-way line South 63 degrees 11 minutes 04 seconds West, a distance of 207.91 feet to a point located at the intersection of the westerly right-of-way line of Dunwoody Place and the northerly right-of-way line of Northridge Road (100-foot right-of-way); thence along the northerly right-of-way line of Northridge Road South 84 degrees 58 minutes 00 seconds West, a distance of 478.00 feet to a point located on said right-of-way line and the POINT OF BEGINNING; said parcel being depicted as "Tract III" containing 12.309 acres of land, as shown on that certain plat of survey entitled "As Built Survey [Northridge Building 500] for LaSalle Advisors Limited, 500 Northridge Pointe, Inc., MLH Income Realty Partnership III, and Commonwealth Land Title Insurance Company," prepared by Cleveland S. Boutwell, Jr., Georgia Registered Land Surveyor No. 1704, of Benchmark Engineering Corporation, dated June 22, 1982, and last revised December 18, 1995.

    AND TOGETHER WITH an undivided fifty percent (50%) interest in all that certain tract or parcel of land lying and being in Land Lot 385, 18th District, Fulton County, Georgia and being more particularly described as follows:

    To FIND THE POINT OF BEGINNING, commence at a point located on the northerly right-of-way of Northridge Road (100-right-of-way), said point being located at the intersection of said right-of-way line with the land lot line common to Land Lots 25 and 385 (said land lot line also being the district line dividing the 17th and 18th Districts, Fulton County); thence along said northerly right-of-way line of Northridge Road North 84 degrees 58 minutes 00 seconds East, a distance of 468.56 feet to a point on said right-of-way line, and THE POINT OF BEGINNING; FROM THE POINT OF BEGINNING AS THUS ESTABLISHED, and leaving said northerly right-of-way line of Northridge Road, run thence North 05 degrees 26 minutes 00 seconds East, a distance of
88.75 feet to a point; thence North 26 degrees 07 minutes 00 seconds East, a distance of 136.54 feet to a point; thence North 10 degrees 55 minutes 00 seconds East, a distance of 154.00 feet to a point; thence North 23 degrees 20 minutes 00 seconds East, a distance of 95.00 feet a point; thence North 52 degrees 24 minutes 00 seconds East, a distance of 206.00 feet to a point; thence North 20 degrees 01 minutes 00 seconds East, a distance of 50.00 feet to a point; thence North 22 degrees 15 minutes 17 seconds West, a distance of 68.00 feet to a point located on the southerly right-of-way line of Northridge Parkway (variable right-of-way); run thence along the southerly right-of-way line of said Northridge Parkway along the arc of a curve to the left (said arc having a radius of 858.51 feet, a chord bearing of North 72 degrees 07 minutes 52 seconds East and a chord length of 40.00 feet) an arc distance of 40.00 feet to a point located on said southerly right-of-way line; thence leaving southerly right-of-way line, run South 22 degrees 15 minutes 17 seconds East, a distance of 83.35 feet to a point; thence South 20 degrees 01 minutes 00 seconds West, a distance of 75.00 feet to a point South 52 degrees 24 minutes 00 seconds West, a distance of 197.00 feet to a point, thence South 23 degrees 20 minutes 00 seconds West, a distance of 122.00 feet to a point; thence South 10 degrees 55 minutes 00 seconds West, a distance of 120.00 feet to a point; thence South 20 degrees 50 minutes 00 seconds West, a distance of 105.00 feet to a point; thence South 05 degrees 02 minutes 00 seconds East, a distance of 95.00 feet to a point located on the northerly right-of-way line of Northridge Road (100-foot right of-way); thence along said northerly right-of-way line of Northridge Road South 84 degrees 58 minutes 00 seconds West, a distance of 78.00 feet to a point located on said northerly right-of-way line, and the POINT OF BEGINNING; said parcel containing 0.834 acres of land, as shown as "Tract IV (Private Road)" on that certain plat of survey entitled, "As-Built Survey [of Northridge Building 400] for LaSalle Advisors Limited, 400 Northridge Pointe, Inc., Northridge 400 Associates and Commonwealth Land Title Insurance Company," prepared by Cleveland
S. Bourwell, Jr., Georgia Land Surveyor No. 1704, of Benchmark Engineering Corporation, dated December 21, 1984, and last revised December 18, 1995.

                                  EXHIBIT A-1

           [Diagram of 6,427 square feet of leased office space in Suite 200 at 500 Northridge Road, Atlanta, Georgia appears here.]

                                  EXHIBIT "B"

                          MEMORANDUM CONFIRMING TERM

               [FORM ONLY - NOT TO BE EXECUTED UNTIL OCCUPANCY]

     THIS MEMORANDUM ("Memorandum") is made as of ________________, 19__ between 500 NORTHRIDGE POINTE, INC., a Georgia corporation ("Landlord" ) and Accord Video Telecommunications, Inc., a __________________ corporation ("Tenant"), pursuant to that certain Lease Agreement between Landlord and Tenant dated as of _______________, 1997 (the "Lease") for the premises located at 500 Northridge Road, Suite 200, as more particularly described in the Lease. All initial-capitalized terms used in this Memorandum have the meanings ascribed to them in the Lease.

     1. Landlord and Tenant hereby confirm that:

        (a)  The Commencement Date of the Term is __________________, 19__;

        (b)  The Expiration Date of the Term is __________________, 19__;

        (c)  The date rental commences under the Lease is ______________, 19__.

     2. Tenant hereby confirms that:

        (a) All commitments, arrangements or understandings made to induce Tenant to enter into the Lease have been satisfied;

        (b) All space and improvements have been completed and furnished in accordance with the provisions of the Lease; and

        (c) Tenant has accepted and is in full and complete possession of the Premises.

     3. This Memorandum shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.

LANDLORD:                                 TENANT:

500 NORTHRIDGE POINTE, INC.               ACCORD VIDEO TELECOMMUNICATIONS, INC.

BY:_____________________________          BY:__________________________________
   Authorized Representative
                                             Name:_____________________________

                                             Its:______________________________

                                  EXHIBIT "C"

                         Attached to and made part of

                    Lease Agreement dated: July ____, 1997

Landlord: 500 Northridge Pointe, Inc.

Tenant:   Accord Video Telecommunications, Inc.

     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith, the land situated beneath the Building and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building.

     2. Plumbing, fixtures and appliances shall be used only for the purpose for which designed, and no sweepings, rubbish, rags, Hazardous Material as defined herein, or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or such tenant's agents, employees or invitees, shall be paid by such tenant, and Landlord shall not in any case be responsible therefore.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks, or screws shall be driven or inserted in any part of the Building except as a part of the hanging of normal office art, and except by the building maintenance personnel nor shall any part of the Building be defaced by tenants. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

     4. Landlord will provide and maintain in alphabetical directory board for all tenants in the main lobby of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

     5. Landlord shall provide all locks for doors in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional lock or locks on any doors in its leased area without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in each tenant's leased premises shall be furnished by Landlord to each tenant, at the cost of such tenant, and the tenants shall not have any duplicate keys made.

     6. With respect to work being performed by tenants in any leased premises with the approval of Landlord, all tenants will refer all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and a11 installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

     7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires the use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and in the manner agreed between the tenants and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant will include determination by Landlord, and subject to its decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from the time of entering the Project to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, and act in connection with such service performed for a tenant.

     8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

     9. A tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Building manager, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

     10.  Corridor doors, when not in use, shall be kept closed.

     11. Each tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purposes of such cleaning other than the Building's cleaning and maintenance personnel. Landlord shall be in no way responsible to the tenants, their agents, employees, or invitees for any loss of property from the leased premises or public areas or for any damages to any property thereon from any cause whatsoever.

     12. To insure orderly operation of the Building, no water, newspapers or the like shall be delivered to any leased area except by persons consented to by Landlord.

     13. Should a tenant require telegraphic, telephone, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power of heating without Landlord's prior written permission.

     14. Tenants shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

     15. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairway. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises.

     16. No machinery of any kind shall be operated by any tenant in its leased premises without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or any other Hazardous Material.

     17. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

     18. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its sole judgment shall from time to time be deemed appropriate for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to tenant, shall be binding upon it in like manner as if originally herein prescribed.

     19. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

     20. Any additional services, not required by lease to be performed by Landlord, which Tenant requests Landlord to perform and which are performed by Landlord shall be billed to Tenant at Landlord's cost plus twenty percent (20%).

     21. Smoking is prohibited in a11 areas of the Building except where expressly permitted by Landlord, if any. Landlord reserves the right to relocate or eliminate any such areas where smoking is permitted, at any time.

                                  EXHIBIT "D"

                              SPECIAL PROVISIONS

                      SPECIAL PROVISIONS INVOLVING LEASE
                                    BETWEEN
                          500 NORTHRIDGE POINTE, INC.
                                      AND
                     ACCORD VIDEO TELECOMMUNICATIONS, INC.

                                     NONE.




     [NO SPECIAL PROVISIONS WERE INCLUDED AS PART OF THE ORIGINAL LEASE.]